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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 20, 1998

                        THE HARVEY ENTERTAINMENT COMPANY

               (Exact name of registrant as specified in charter)


                                   California
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 000-23000

                                   95-4217605
                      (I.R.S. employer identification no.)

                      1999 Avenue of the Stars, Suite 2050
                          Los Angeles, California 90067
                         (Address of principal executive
                          offices, including zip code)

                                 (310) 789-1990
                         (Registrant's telephone number,
                              including area code)


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Item 5. Other Events

On March 20, 1998, the Board of Directors (the "Board") of The Harvey Entertainment Company (the "Company") voted not to renew the employment agreements of the Company's Chief Executive Officer, Jeffrey A. Montgomery, and the Company's Executive Vice President and Chief Financial Officer, Gregory M. Yulish, due to expire on April 17, 1998, and appointed Anthony J. Scotti and Michael S. Hope to be its interim Chief Executive Officer and Chief Financial Officer, respectively. The attached press release provides further detail.


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                    THE HARVEY ENTERTAINMENT COMPANY RETAINS
                      ANTHONY J. SCOTTI AND MICHAEL S. HOPE
                            AS NEW SENIOR MANAGEMENT

LOS ANGELES, CA (March 23, 1998) -- The Harvey Entertainment Company (Nasdaq:
HRVY) announced that it has retained the services of Global Media Management Group, LLC, a firm headed by Anthony J. Scotti and Michael S. Hope which is engaged in managing and acquiring media properties throughout the world. Harvey has elected Mr. Scotti to serve as Harvey's interim Chief Executive Officer and President and elected Mr. Hope to serve as Harvey's interim Chief Financial Officer. Global Media has also agreed to provide certain other management personnel to the Company. The arrangement has been entered into for an initial period of six months.

The Company further announced that the employment agreements of Jeffrey A. Montgomery, Chief Executive Officer, and Gregory M. Yulish, Executive Vice President and Chief Financial Officer will not be renewed after expiration on April 17, 1998.

Anthony J. Scotti, Chairman of Global Media, has been a leading executive in the entertainment industry for over 30 years. Most recently, Mr. Scotti served as Chairman and Chief Executive Officer of All American Communications, Inc. Mr. Scotti recently completed the sale of that firm to Pearson PLC. for a total purchase price (including debt) of approximately $550 million. Mr. Scotti, the founder of Scotti Brothers Entertainment, also has served as Chairman of the Board of LIVE Entertainment Inc.

Michael S. Hope served as Executive Vice President of Metro Goldwyn-Mayer Inc. from 1993 to 1997. At MGM, he was responsible for all financial and administrative functions of the studio, and was jointly responsible for all businesses outside the film and television production and distribution. Prior to joining MGM, Mr. Hope was Executive Vice President, Planning and Operations and Chief Financial Officer for Paramount Communications Inc. While at Paramount, Mr. Hope shared the management of a three-phase restructuring that transformed a $6.5 billion highly diversified conglomerate into a focused $3.5 billion entertainment and publishing company.

The Harvey Entertainment Company is engaged in the management and exploitation of its proprietary branded characters through merchandising and filmed entertainment, which includes theatrical, home video and television. The Harvey Classic Character Brands include Casper, The Friendly Ghost, Fatso, Stinkie and Stretch (the Ghostly Trio), Richie Rich, Baby Huey, Hot Stuff, Little Audrey, Wendy the Good Little Witch and many others. For more information on The Harvey Entertainment Company, visit the Company's website at http://www.harvey.com.

This press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, the success of the Company's expansion strategy and risks of the Company's merchandising, home video and filmed entertainment activities, the management of growth, fluctuations in quarterly and annual operating results, the release of filmed entertainment products and other risks most recently in the section entitled "Factors Which May Affect Future Results" in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from management expectations.

Contact:
David C. Collins,
Executive Vice President Jaffoni & Collins Incorporated
212/835-8500
collins@jcir.com


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       THE HARVEY ENTERTAINMENT COMPANY

                                       By:    /s/ Michael S. Hope
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                                              Michael S. Hope, Interim Chief
                                              Financial Officer

                                       Date:  March 26, 1998


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